Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three Months Ended
March 31, 2017

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS RESULTS FOR
FIRST QUARTER 2017

CHATTANOOGA, Tenn. (May 3, 2017) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the first quarter ended March 31, 2017. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended March 31,
	2017	2016	%
Net income attributable to common shareholders per diluted share	$0.13	$0.17	(23.5)%
Funds from Operations ("FFO") per diluted share	$0.53	$0.68	(22.1)%
FFO, as adjusted, per diluted share (1)	$0.52	$0.56	(7.1)%
(1) For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 12 of this earnings release.

HIGHLIGHTS:

•
Entered into binding contract for the sale of two malls and completed the sale of an outlet center and two office buildings year-to-date. The transactions are expected to generate aggregate equity proceeds of nearly $100 million, at CBL's share.

•
FFO per diluted share, as adjusted, was $0.52 for the first quarter 2017, compared with FFO, as adjusted, of $0.56 per share for the first quarter 2016. First quarter 2017 was impacted by approximately $0.05 per share of dilution from asset sales.

•	Total Portfolio Same-center NOI for the first quarter 2017 declined 1.0%.

•	Portfolio occupancy increased 50 bps to 92.1% and same-center mall occupancy declined 100 basis points to 90.5% as of March 31, 2017 compared with 91.5% as of March 31, 2016.

•
Stabilized Mall leases were signed at an average increase of 2% over the expiring gross rent per square foot, including a 18% increase in average gross rents for more than 130,000 square feet of new leases executed in the quarter.

1

CBL's President and Chief Executive Officer Stephen Lebovitz commented, “Our malls are evolving into suburban town centers as we add more dining, entertainment, value and off-price, health and wellness, service and non-retail uses to adapt to the changing retail landscape.  We faced a challenging retail environment in the first quarter, which impacted our NOI results.  However, leasing demand remains strong, and we are making major progress on our anchor redevelopment program.”
“We are improving our balance sheet through additional dispositions including the sale of The Outlet Shoppes at Oklahoma City and two office buildings as well as a binding contract for the sale of two malls.  These transactions will generate equity proceeds of nearly $100 million, contributing to further reductions in debt. Coupled with our significant free cash flow, this will create additional liquidity to fund redevelopment activity.”
Net income attributable to common shareholders for the first quarter 2017 was $22.9 million, or $0.13 per diluted share, compared with net income of $28.9 million, or $0.17 per diluted share, for the first quarter 2016.
FFO allocable to common shareholders, as adjusted, for the first quarter 2017 was $88.4 million, or $0.52 per diluted share, compared with $95.0 million, or $0.56 per diluted share, for the first quarter 2016. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the first quarter 2017 was $103.0 million compared with $111.2 million for the first quarter 2016.

Percentage change in same-center Net Operating Income ("NOI")(1):

Three Months Ended March 31, 2017
Portfolio same-center NOI	(1.0)%
Mall same-center NOI	(1.6)%

(1)
CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight-line rents, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the quarter ended March 31, 2017 include:

•	NOI declined $1.8 million, due to a $2.6 million decrease in revenue, partially offset by a $0.8 million decrease in operating expense.

•	Minimum rents increased $1.4 million during the quarter as a result of rent growth over the prior year.

•	Percentage rents decreased $2.0 million as sales declined in the first quarter.

•	Tenant reimbursements and other rents declined $2.0 million.

•	Property operating expense declined $0.5 million, maintenance and repair expense declined $1.7 million, and real estate tax expense increased $1.4 million.

PORTFOLIO OPERATIONAL RESULTS
Occupancy:

	As of March 31,
	2017	2016
Portfolio occupancy	92.1%	91.6%
Mall portfolio	90.5%	90.9%
Same-center malls	90.5%	91.5%
Stabilized malls	90.5%	90.9%
Non-stabilized malls (1)	92.7%	91.4%
Associated centers	97.7%	91.5%
Community centers	98.2%	96.0%

(1)	Represents occupancy for The Outlet Shoppes of the Bluegrass as of March 31, 2017 and The Outlet Shoppes of Atlanta and The Outlet Shoppes of the Bluegrass as of March 31, 2016.

2

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot
Three Months Ended March 31, 2017
Stabilized Malls	1.8%
New leases	17.9%
Renewal leases	(3.4)%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended March 31,
	2017	2016	% Change
Stabilized mall same-center sales per square foot	$372	$382	(2.6)%
Stabilized mall sales per square foot	$372	$378	(1.6)%

DISPOSITIONS
CBL has entered into a binding contract for the sale of two malls, College Square in Morristown, TN (2016 sales psf $265) and Foothills Mall in Maryville, TN (2016 sales psf $283), for a total gross sales price of $53.5 million. The buyer has posted a significant nonrefundable deposit. The transaction is expected to close in May.

During the first quarter 2017, CBL closed on the sale of two office buildings located in Newport News, VA, generating gross proceeds of $6.25 million.

On April 28, 2017, CBL closed on the sale of The Outlet Shoppes at Oklahoma City in Oklahoma City, OK for a gross sales price of $130.0 million. Approximately $70.1 million, including defeasance costs, in loans secured by the property were retired concurrent with the closing. CBL’s share of net equity proceeds, after retirement of secured loans and closing costs, was $38.0 million. Net proceeds were used to reduce outstanding balances on the Company’s lines of credit. CBL anticipates recording a gain on sale of approximately $44.0 million in second quarter 2017 results related to the sale.

FINANCING ACTIVITY
During the quarter, CBL retired four loans totaling $158.3 million (at CBL's share) and added the properties to its unencumbered pool of assets. The loans were secured by Layton Hills Mall in Layton, UT, The Plaza at Fayette in Lexington, KY, The Shoppes at St. Clair Square in Fairview Heights, IL and Hamilton Corner in Chattanooga, TN.

During the quarter the foreclosure of Midland Mall in Midland, MI, was completed. CBL recorded a gain on extinguishment of debt of $4.1 million related to the foreclosure.

In April, the $125 million loan secured by Acadiana Mall in Lafayette, LA, matured. CBL is currently in discussions with the lender to restructure and extend the loan maturity.

OUTLOOK AND GUIDANCE
CBL is updating its 2017 FFO, as adjusted, guidance to reflect first quarter results, dilution from announced disposition activity (approximately $0.04 per share) and its current outlook. CBL anticipates FFO, as adjusted, in the range of $2.18 - $2.24 per diluted share. This FFO assumes same-center NOI growth in the range of (2.0)% - 0% in 2017, which includes an additional estimated income loss of $10.0 - 14.0 million from store closure and bankruptcy activity for the remainder of 2017.
    The guidance also assumes the following:

•	$10.0 million to $12.0 million in gains on outparcel sales;

3

•	75 to 125 basis points lower total portfolio occupancy as well as stabilized mall occupancy at year-end;

•	G&A expense of $62 million to $64 million for the full year; and

•	No unannounced capital markets activity.

	Low	High
Expected diluted earnings per common share	$0.62	$0.68
Adjust to fully converted shares from common shares	(0.08)	(0.09)
Expected earnings per diluted, fully converted common share	0.54	0.59
Add: depreciation and amortization	1.56	1.56
Add: Loss on impairment	0.01	0.01
Add: noncontrolling interest in earnings of Operating Partnership	0.09	0.10
Expected FFO per diluted, fully converted common share	2.20	2.26
Adjustment for certain significant items	(0.02)	(0.02)
Expected adjusted FFO per diluted, fully converted common share	$2.18	$2.24

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call on Thursday, May 4, 2017, at 11:00 a.m. ET.  To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 2235998.  A replay of the conference call will be available through May 11, 2017, by dialing (877) 344-7529 or (412) 317‑0088 and entering the confirmation number, 10102428. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc. first quarter earnings release and supplemental information, please visit the Investing section of our website at cblproperties.com or contact Investor Relations at (423) 490-8312.

The Company will also provide an online webcast and rebroadcast of its 2017 first quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Thursday, May 4, 2017 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
Headquartered in Chattanooga, TN, CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 125 properties, including 82 regional malls/open-air centers. The properties are located in 27 states and total 77.4 million square feet including 5.9 million square feet of non-owned shopping centers managed for third parties. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

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The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income (loss) attributable to the Company's common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.
FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this earnings release for a description of these adjustments.
Same-center Net Operating Income
NOI is a supplemental non-GAAP measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of the Company's shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income is located at the end of this earnings release.
Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's condensed consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months Ended March 31, 2017
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
REVENUES:
Minimum rents	$159,750	$170,629
Percentage rents	2,389	4,673
Other rents	3,652	5,062
Tenant reimbursements	67,291	73,366
Management, development and leasing fees	3,452	2,581
Other	1,479	6,767
Total revenues	238,013	263,078
OPERATING EXPENSES:
Property operating	34,914	38,628
Depreciation and amortization	71,220	76,506
Real estate taxes	22,083	23,028
Maintenance and repairs	13,352	14,548
General and administrative	16,082	17,168
Loss on impairment	3,263	19,685
Other	—	9,685
Total operating expenses	160,914	199,248
Income from operations	77,099	63,830
Interest and other income	1,404	360
Interest expense	(56,201)	(55,231)
Gain on extinguishment of debt	4,055	6
Equity in earnings of unconsolidated affiliates	5,373	32,390
Income tax benefit	800	537
Income from continuing operations before gain on sales of real estate assets	32,530	41,892
Gain on sales of real estate assets	5,988	—
Net income	38,518	41,892
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(3,690)	(4,945)
Other consolidated subsidiaries	(713)	3,127
Net income attributable to the Company	34,115	40,074
Preferred dividends	(11,223)	(11,223)
Net income attributable to common shareholders	$22,892	$28,851

Basic and diluted per share data attributable to common shareholders:
Net income attributable to common shareholders	$0.13	$0.17
Weighted-average common and potential dilutive common shares outstanding	170,989	170,669

Dividends declared per common share	$0.265	$0.265

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2017

The Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Net income attributable to common shareholders	$22,892	$28,851
Noncontrolling interest in income of Operating Partnership	3,690	4,945
Depreciation and amortization expense of:
Consolidated properties	71,220	76,506
Unconsolidated affiliates	9,543	9,178
Non-real estate assets	(864)	(837)
Noncontrolling interests' share of depreciation and amortization	(1,979)	(2,393)
Loss on impairment, net of tax	2,067	19,685
Loss on depreciable property	41	—
FFO allocable to Operating Partnership common unitholders	106,610	135,935
Litigation expenses (1)	43	1,707
Nonrecurring professional fees reimbursement (1)	(925)	—
Equity in earnings from disposals of unconsolidated affiliates (2)	—	(26,395)
Non-cash default interest expense	1,307	—
Gain on extinguishment of debt (3)	(4,055)	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$102,980	$111,247

FFO per diluted share	$0.53	$0.68

FFO, as adjusted, per diluted share	$0.52	$0.56

Weighted average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,281	199,926

(1) Litigation expense is included in General and administrative expense in the Consolidated Statements of Operations. Nonrecurring professional fees reimbursement is included in Interest and other income in the Consolidated Statements of Operations.

(2) For the three months ended March 31, 2016, includes $26,373 related to the sale of a 50% interest in an unconsolidated affiliate. This amount is included in Equity in earnings of unconsolidated affiliates in the Consolidated Statements of Operations.

(3) For the three months ended March 31, 2017, represents gain on extinguishment of debt related to the non-recourse loan secured by Midland Mall, which was conveyed to the lender in January 2017.

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended March 31,
	2017	2016
Diluted EPS attributable to common shareholders	$0.13	$0.17
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.39	0.42
Loss on impairment, net of tax	0.01	0.09
FFO per diluted share	$0.53	$0.68

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended March 31,
	2017	2016
FFO allocable to Operating Partnership common unitholders	$106,610	$135,935
Percentage allocable to common shareholders (1)	85.80%	85.37%
FFO allocable to common shareholders	$91,471	$116,048

FFO allocable to Operating Partnership common unitholders, as adjusted	$102,980	$111,247
Percentage allocable to common shareholders (1)	85.80%	85.37%
FFO allocable to common shareholders, as adjusted	$88,357	$94,972
(1) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 12.

SUPPLEMENTAL FFO INFORMATION:
	Three Months Ended March 31,
	2017	2016
Lease termination fees	$247	$951
Lease termination fees per share	$—	$—

Straight-line rental income	$73	$149
Straight-line rental income per share	$—	$—

Gains on outparcel sales	$5,997	$—
Gains on outparcel sales per share	$0.03	$—

Net amortization of acquired above- and below-market leases	$1,218	$1,076
Net amortization of acquired above- and below-market leases per share	$0.01	$0.01

Net amortization of debt premiums and discounts	$623	$627
Net amortization of debt premiums and discounts per share	$—	$—

Income tax benefit	$800	$537
Income tax benefit per share	$—	$—

Gain on extinguishment of debt	$4,055	$6
Gain on extinguishment of debt per share	$0.02	$—

Equity in earnings from disposals of unconsolidated affiliates	$—	$26,395
Equity in earnings from disposals of unconsolidated affiliates per share	$—	$0.13

Non-cash default interest expense	$(1,307)	$—
Non-cash default interest expense per share	$(0.01)	$—

Abandoned projects expense	$—	$(1)
Abandoned projects expense per share	$—	$—

Interest capitalized	$839	$548
Interest capitalized per share	$—	$—

Litigation expenses	$(43)	$(1,707)
Litigation expenses per share	$—	$(0.01)

Nonrecurring professional fees reimbursement	$925	$—
Nonrecurring professional fees reimbursement per share	$—	$—

	As of March 31,
	2017	2016
Straight-line rent receivable	$67,029	$67,498

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2017

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended March 31,
	2017	2016
Net income	$38,518	$41,892

Adjustments:
Depreciation and amortization	71,220	76,506
Depreciation and amortization from unconsolidated affiliates	9,543	9,178
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,979)	(2,393)
Interest expense	56,201	55,231
Interest expense from unconsolidated affiliates	6,161	6,585
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,706)	(1,679)
Abandoned projects expense	—	1
Gain on sales of real estate assets	(5,988)	—
(Gain) loss on sales of real estate assets of unconsolidated affiliates	35	(26,395)
Gain on extinguishment of debt	(4,055)	(6)
Loss on impairment	3,263	19,685
Income tax benefit	(800)	(537)
Lease termination fees	(247)	(951)
Straight-line rent and above- and below-market lease amortization	(1,291)	(1,225)
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(713)	3,127
General and administrative expenses	16,082	17,168
Management fees and non-property level revenues	(5,257)	(4,776)
Operating Partnership's share of property NOI	178,987	191,411
Non-comparable NOI	(5,951)	(16,564)
Total same-center NOI (1)	$173,036	$174,847
Total same-center NOI percentage change	(1.0)%

Malls	$157,390	$160,006
Associated centers	8,352	8,012
Community centers	5,484	5,157
Offices and other	1,810	1,672
Total same-center NOI (1)	$173,036	$174,847

Percentage Change:
Malls	(1.6)%
Associated centers	4.2%
Community centers	6.3%
Offices and other	8.3%
Total same-center NOI (1)	(1.0)%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of March 31, 2017, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending March 31, 2017. Properties excluded from the same-center pool that would otherwise meet this criteria are properties which are being repositioned or properties where we are considering alternatives for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender and those in which we own a noncontrolling interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2017 and 2016

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of March 31, 2017
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,389,900	$1,149,563	$4,539,463	$(16,983)	$4,522,480
Noncontrolling interests' share of consolidated debt	(107,197)	(6,855)	(114,052)	903	(113,149)
Company's share of unconsolidated affiliates' debt	528,040	72,299	600,339	(2,651)	597,688
Company's share of consolidated and unconsolidated debt	$3,810,743	$1,215,007	$5,025,750	$(18,731)	$5,007,019
Weighted average interest rate	5.28%	2.31%	4.56%

	As of March 31, 2016
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,466,259	$1,232,515	$4,698,774	$(15,287)	$4,683,487
Noncontrolling interests' share of consolidated debt	(109,906)	(7,602)	(117,508)	757	(116,751)
Company's share of unconsolidated affiliates' debt	594,028	152,968	746,996	(1,798)	745,198
Company's share of consolidated and unconsolidated debt	$3,950,381	$1,377,881	$5,328,262	$(16,328)	$5,311,934
Weighted average interest rate	5.40%	1.90%	4.49%

Debt-To-Total-Market Capitalization Ratio as of March 31, 2017
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	199,386	$9.54	$1,902,142
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			2,528,392
Company's share of total debt, excluding unamortized deferred financing costs			5,025,750
Total market capitalization			$7,554,142
Debt-to-total-market capitalization ratio			66.5%

(1)
Stock price for common stock and Operating Partnership units equals the closing price of the common stock on March 31, 2017. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2017 and 2016

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended March 31,
2017:	Basic	Diluted
Weighted average shares - EPS	170,989	170,989
Weighted average Operating Partnership units	28,292	28,292
Weighted average shares- FFO	199,281	199,281

2016:
Weighted average shares - EPS	170,669	170,669
Weighted average Operating Partnership units	29,257	29,257
Weighted average shares- FFO	199,926	199,926

Dividend Payout Ratio

	Three Months Ended March 31,
	2017	2016
Weighted average cash dividend per share	$0.27281	$0.27278
FFO, as adjusted, per diluted fully converted share	$0.52	$0.56
Dividend payout ratio	52.5%	48.7%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2017
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	March 31, 2017	December 31, 2016
ASSETS
Real estate assets:
Land	$852,707	$820,979
Buildings and improvements	6,964,854	6,942,452
	7,817,561	7,763,431
Accumulated depreciation	(2,477,356)	(2,427,108)
	5,340,205	5,336,323
Held for sale	—	5,861
Developments in progress	185,228	178,355
Net investment in real estate assets	5,525,433	5,520,539
Cash and cash equivalents	27,553	18,951
Receivables:
Tenant, net of allowance for doubtful accounts of $1,875 and $1,910 in 2017 and 2016, respectively	90,485	94,676
Other, net of allowance for doubtful accounts of $838 in 2017 and 2016	11,519	6,227
Mortgage and other notes receivable	16,347	16,803
Investments in unconsolidated affiliates	262,216	266,872
Intangible lease assets and other assets	196,419	180,572
	$6,129,972	$6,104,640

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$4,522,480	$4,465,294
Accounts payable and accrued liabilities	277,568	280,498
Total liabilities	4,800,048	4,745,792
Commitments and contingencies
Redeemable noncontrolling partnership interests	15,472	17,996
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 171,093,900 and 170,792,645 issued and outstanding in 2017 and 2016, respectively	1,711	1,708
Additional paid-in capital	1,971,155	1,969,059
Dividends in excess of cumulative earnings	(764,524)	(742,078)
Total shareholders' equity	1,208,367	1,228,714
Noncontrolling interests	106,085	112,138
Total equity	1,314,452	1,340,852
	$6,129,972	$6,104,640

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2017

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	March 31, 2017	December 31, 2016
ASSETS:
Investment in real estate assets	$2,142,570	$2,137,666
Accumulated depreciation	(580,084)	(564,612)
	1,562,486	1,573,054
Developments in progress	11,182	9,210
Net investment in real estate assets	1,573,668	1,582,264
Other assets	212,682	223,347
Total assets	$1,786,350	$1,805,611

LIABILITIES:
Mortgage and other indebtedness, net	$1,260,645	$1,266,046
Other liabilities	41,864	46,160
Total liabilities	1,302,509	1,312,206

OWNERS' EQUITY:
The Company	224,340	228,313
Other investors	259,501	265,092
Total owners' equity	483,841	493,405
Total liabilities and owners’ equity	$1,786,350	$1,805,611

	Three Months Ended March 31,
	2017	2016
Total revenues	$59,699	$64,204
Depreciation and amortization	(20,629)	(20,610)
Operating expenses	(18,748)	(20,072)
Income from operations	20,322	23,522
Interest and other income	400	336
Interest expense	(12,838)	(13,489)
Gain (loss) on sales of real estate assets	(71)	80,959
Net income	$7,813	$91,328

	Company's Share for the Three Months Ended March 31,
	2017	2016
Total revenues	$29,805	$30,264
Depreciation and amortization	(9,543)	(9,178)
Operating expenses	(8,969)	(8,762)
Income from operations	11,293	12,324
Interest and other income	276	256
Interest expense	(6,161)	(6,585)
Gain (loss) on sales of real estate assets	(35)	26,395
Net income	$5,373	$32,390

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2017

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted (Adjusted EBITDA), to interest because the Company believes that the Adjusted EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDA excludes items that are not a normal result of operations, such as gain (loss) on investment, gain (loss) on extinguishment of debt, loss on impairment, abandoned projects expense and gains from dispositions, which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDA to Interest Expense
(Dollars in thousands)

Three Months Ended March 31,
2017	2016
Adjusted EBITDA:
Net income	$38,518	$41,892

Adjustments:
Depreciation and amortization	71,220	76,506
Depreciation and amortization from unconsolidated affiliates	9,543	9,178
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,979)	(2,393)
Interest expense	56,201	55,231
Interest expense from unconsolidated affiliates	6,161	6,585
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,706)	(1,679)
Income and other taxes	50	345
Equity in earnings from disposals of unconsolidated affiliates	—	(26,395)
Gain on extinguishment of debt	(4,055)	(6)
Loss on impairment	3,263	19,685
Abandoned projects	—	1
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(713)	3,127
Loss on depreciable property	41	—
Company's share of total Adjusted EBITDA	$176,544	$182,077

Interest Expense:
Interest expense	$56,201	$55,231
Interest expense from unconsolidated affiliates	6,161	6,585
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,706)	(1,679)
Company's share of total interest expense	$60,656	$60,137

Ratio of Adjusted EBITDA to Interest Expense	2.9	x	3.0	x

Reconciliation of Adjusted EBITDA to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended March 31,
	2017	2016
Company's share of total Adjusted EBITDA	$176,544	$182,077
Interest expense	(56,201)	(55,231)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,706	1,679
Income and other taxes	(50)	(345)
Net amortization of deferred financing costs, debt premiums and discounts	1,113	725
Net amortization of intangible lease assets and liabilities	(748)	(622)
Depreciation and interest expense from unconsolidated affiliates	(15,704)	(15,763)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	1,979	2,393
Net income (loss) attributable to noncontrolling interests in other consolidated subsidiaries	713	(3,127)
Gains on outparcel sales	(6,029)	—
Equity in earnings of unconsolidated affiliates	(5,373)	(5,995)
Distributions of earnings from unconsolidated affiliates	3,995	4,113
Share-based compensation expense	1,912	1,802
Provision for doubtful accounts	(1,744)	2,104
Change in deferred tax assets	1,608	99
Changes in operating assets and liabilities	1,155	(28,132)
Cash flows provided by operating activities	$104,876	$85,777

Supplemental Financial And Operating Information
As of March 31, 2017

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
Operating Properties:
Chesterfield Mall	Chesterfield, MO	Sep-16		5.74%	$140,000	(1)	$140,000	$—
Acadiana Mall	Lafayette, LA	Apr-17		5.67%	124,998		124,998	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		7.06%	62,048		62,048	—
Statesboro Crossing	Statesboro, GA	Jun-18		2.58%	10,930		—	10,930
Kirkwood Mall	Bismarck, ND	Apr-18		5.75%	37,809		37,809	—
The Outlet Shoppes at El Paso - Phase II	El Paso, TX	Apr-18		3.53%	6,712		—	6,712
Hanes Mall	Winston-Salem, NC	Oct-18		6.99%	145,550		145,550	—
Hickory Point Mall	Forsyth, IL	Dec-18	Dec-19	5.85%	27,446		27,446	—
Cary Towne Center	Cary, NC	Mar-19	Mar-21	4.00%	46,716		46,716	—
The Outlet Shoppes at Oklahoma City - Phase II	Oklahoma City, OK	Apr-19	Apr-21	3.53%	5,558		—	5,558
The Outlet Shoppes at Oklahoma City - Phase III	Oklahoma City, OK	Apr-19	Apr-21	3.53%	2,714		—	2,714
Honey Creek Mall	Terre Haute, IN	Jul-19		8.00%	26,388		26,388	—
Volusia Mall	Daytona Beach, FL	Jul-19		8.00%	45,394		45,394	—
Greenbrier Mall	Chesapeake, VA	Dec-19	Dec-20	5.00%	70,801		70,801	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA	Dec-19		3.28%	4,806		—	4,806
The Terrace	Chattanooga, TN	Jun-20		7.25%	12,972		12,972	—
Burnsville Center	Burnsville, MN	Jul-20		6.00%	71,255		71,255	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY	Jul-20		3.48%	10,495		—	10,495
Parkway Place	Huntsville, AL	Jul-20		6.50%	36,403		36,403	—
Valley View Mall	Roanoke, VA	Jul-20		6.50%	56,337		56,337	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-21		5.85%	82,935		82,935	—
EastGate Mall	Cincinnati, OH	Apr-21		5.83%	36,759		36,759	—
Hamilton Crossing & Expansion	Chattanooga, TN	Apr-21		5.99%	9,303		9,303	—
Park Plaza Mall	Little Rock, AR	Apr-21		5.28%	86,087		86,087	—
Wausau Center	Wausau, WI	Apr-21		5.85%	17,689	(1)	17,689	—
Fayette Mall	Lexington, KY	May-21		5.42%	161,051		161,051	—
Alamance Crossing - East	Burlington, NC	Jul-21		5.83%	46,950		46,950	—
Asheville Mall	Asheville, NC	Sep-21		5.80%	69,252		69,252	—
Cross Creek Mall	Fayetteville, NC	Jan-22		4.54%	122,451		122,451	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	Jan-22		5.73%	53,507		53,507	—
Northwoods Mall	North Charleston, SC	Apr-22		5.08%	67,500		67,500	—
Arbor Place	Atlanta (Douglasville), GA	May-22		5.10%	113,033		113,033	—
CBL Center	Chattanooga, TN	Jun-22		5.00%	18,996		18,996	—
Jefferson Mall	Louisville, KY	Jun-22		4.75%	65,720		65,720	—
Southpark Mall	Colonial Heights, VA	Jun-22		4.85%	61,938		61,938	—
WestGate Mall	Spartanburg, SC	Jul-22		4.99%	35,768		35,768	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	75,755		75,755	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	74,374		74,374	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Oct-25		4.80%	38,450		38,450	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
Hamilton Place	Chattanooga, TN	Jun-26		4.36%	105,681		105,681	—
	SUBTOTAL				2,288,531		2,247,316	41,215
Weighted-average interest rate					5.49%		5.53%	3.24%

Debt Premiums : (2)					1,620		1,620	—

Total Loans On Operating Properties And Debt Premiums					2,290,151		2,248,936	41,215
Weighted-average interest rate					5.49%		5.53%	3.24%

Construction Loan:
The Outlet Shoppes at Laredo	Laredo, TX	May-19	May-21	3.28%	56,243		—	56,243

Operating Partnership Debt:
Unsecured credit facilities:
$500,000 capacity		Oct-19	Oct-20	2.01%	—		—	—
$100,000 capacity		Oct-19	Oct-20	2.18%	27,400		—	27,400
$500,000 capacity		Oct-20		2.01%	224,705		—	224,705
	SUBTOTAL				252,105		—	252,105

Unsecured term loans:
$350,000 term loan		Oct-17	Oct-19	2.13%	350,000		—	350,000
$50,000 term loan		Feb-18		2.53%	50,000		—	50,000
$400,000 term loan		Jul-18		2.28%	400,000		—	400,000
	SUBTOTAL				800,000		—	800,000
Senior unsecured notes:
Senior unsecured 5.25% notes		Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)		Dec-23		5.25%	(3,344)		(3,344)	—
Senior unsecured 4.60% notes		Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)		Oct-24		4.60%	(59)		(59)	—
Senior unsecured 5.95% notes		Dec-26		5.95%	400,000		400,000	—
Senior unsecured 5.95% notes (discount)		Dec-26		5.95%	(5,633)		(5,633)	—
	SUBTOTAL				1,140,964		1,140,964	—

Total Consolidated Debt					$4,539,463	(3)	$3,389,900	$1,149,563
Weighted-average interest rate					4.65%		5.46%	2.28%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Gulf Coast Town Center - Phase III	Ft. Myers, FL	Jul-17		3.00%	$2,142		$—	$2,142
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.79%	11,035		—	11,035
Hammock Landing - Phase I	West Melbourne, FL	Feb-18	Feb-19	2.78%	21,348		—	21,348
Hammock Landing - Phase II	West Melbourne, FL	Feb-18	Feb-19	2.78%	8,249		—	8,249
The Pavilion at Port Orange	Port Orange, FL	Feb-18	Feb-19	2.78%	28,859		—	28,859
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	50,225		50,225	—
Triangle Town Center	Raleigh, NC	Dec-18	Dec-20	4.00%	14,019		14,019	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
York Town Center	York, PA	Feb-22		4.90%	16,786		16,786	—
York Town Center - Pier 1	York, PA	Feb-22		3.56%	666		—	666
West County Center	St. Louis, MO	Dec-22		3.40%	92,727		92,727	—
The Shops at Friendly Center	Greensboro, NC	Apr-23		3.34%	30,000		30,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	49,118		49,118	—
Ambassador Town Center	Lafayette, LA	Jun-23		3.22%	30,495	(4)	30,495	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	2,766		2,766	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	57,317		57,317	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	138,000		138,000	—
Fremaux Town Center - Phase I	Slidell, LA	Jun-26		3.70%	46,587		46,587	—
	SUBTOTAL				600,339	(3)	528,040	72,299

Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	(15,512)		(15,512)	—
Statesboro Crossing	Statesboro, GA	50%		2.58%	(5,465)		—	(5,465)
The Outlet Shoppes at Oklahoma City - Phase II	Oklahoma City, OK	25%		3.53%	(1,390)		—	(1,390)
The Terrace	Chattanooga, TN	8%		7.25%	(1,038)		(1,038)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%		5.99%	(744)		(744)	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	25%		5.73%	(13,377)		(13,377)	—
CBL Center	Chattanooga, TN	8%		5.00%	(1,520)		(1,520)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%		4.90%	(18,939)		(18,939)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%		4.05%	(26,031)		(26,031)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%		4.80%	(19,225)		(19,225)	—
Hamilton Place	Chattanooga, TN	10%		4.36%	(10,568)		(10,568)	—
					(113,809)		(106,954)	(6,855)

Less Noncontrolling Interests' Share Of Debt Premiums: (2)
The Outlet Shoppes at El Paso	El Paso, TX	25%		4.75%	(243)		(243)	—

	SUBTOTAL				(114,052)	(3)	(107,197)	(6,855)

Company's Share Of Consolidated And Unconsolidated Debt					$5,025,750	(3)	$3,810,743	$1,215,007
Weighted-average interest rate					4.56%		5.28%	2.31%

Total Debt of Unconsolidated Affiliates:
Gulf Coast Town Center - Phase III	Ft. Myers, FL	Jul-17		3.00%	$4,284		$—	$4,284
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.79%	11,035		—	11,035
Hammock Landing - Phase I	West Melbourne, FL	Feb-18	Feb-19	2.78%	42,697		—	42,697
Hammock Landing - Phase II	West Melbourne, FL	Feb-18	Feb-19	2.78%	16,497		—	16,497
The Pavilion at Port Orange	Port Orange, FL	Feb-18	Feb-19	2.78%	57,718		—	57,718
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	100,450		100,450	—
Triangle Town Center	Raleigh, NC	Dec-18	Dec-20	4.00%	140,196		140,196	—
York Town Center	York, PA	Feb-22		4.90%	33,571		33,571	—
York Town Center - Pier 1	York, PA	Feb-22		3.56%	1,331		—	1,331

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
West County Center	St. Louis, MO	Dec-22		3.40%	185,454		185,454	—
The Shops at Friendly Center	Greensboro, NC	Apr-23		3.34%	60,000		60,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	98,237		98,237	—
Ambassador Town Center	Lafayette, LA	Jun-23		3.22%	46,916	(4)	46,916	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	5,531		5,531	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	114,634		114,634	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	276,000		276,000	—
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	71,672		71,672	—
					$1,266,223		$1,132,661	$133,562
Weighted-average interest rate					3.93%		4.06%	2.80%

(1)	The nonrecourse loan secured by the property is in default and receivership.

(2)	The weighted-average interest rates used for debt premiums reflects the market interest rate in effect as of the assumption of the related debt.

(3)	See page 11 for unamortized deferred financing costs.

(4)
The joint venture has an interest rate swap on a notional amount of $46,916, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2017

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2016	$140,000	(1)	$—	$—	$140,000	2.79%	5.74%
2017	187,046		2,142	(15,512)	173,676	3.45%	6.00%
2018	651,001		50,225	(5,465)	695,761	13.84%	3.83%
2019	454,034		69,491	—	523,525	10.42%	3.23%
2020	510,368		14,019	(1,038)	523,349	10.41%	3.97%
2021	621,257	(2)	—	(2,134)	619,123	12.32%	5.25%
2022	538,913		110,179	(14,897)	634,195	12.62%	4.70%
2023	525,755		109,613	(18,939)	616,429	12.26%	4.88%
2024	374,374		60,083	(26,031)	408,426	8.13%	4.46%
2025	38,450		138,000	(19,225)	157,225	3.13%	4.07%
2026	505,681		46,587	(10,568)	541,700	10.78%	5.47%
Face Amount of Debt	4,546,879		600,339	(113,809)	5,033,409	100.15%	4.56%
Net Premiums (Discounts)	(7,416)		—	(243)	(7,659)	(0.15)%	—%
Total	$4,539,463		$600,339	$(114,052)	$5,025,750	100.00%	4.56%

Based on Original Maturity Dates:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2016	$140,000	(1)	$—	$—	$140,000	2.79%	5.74%
2017	537,046		13,177	(15,512)	534,711	10.64%	3.40%
2018	678,447		122,700	(5,465)	795,682	15.83%	3.82%
2019	286,020		—	(1,390)	284,630	5.66%	4.92%
2020	412,167		—	(1,038)	411,129	8.18%	3.90%
2021	510,026	(2)	—	(744)	509,282	10.13%	5.61%
2022	538,913		110,179	(14,897)	634,195	12.62%	4.70%
2023	525,755		109,613	(18,939)	616,429	12.26%	4.88%
2024	374,374		60,083	(26,031)	408,426	8.13%	4.46%
2025	38,450		138,000	(19,225)	157,225	3.13%	4.07%
2026	505,681		46,587	(10,568)	541,700	10.78%	5.47%
Face Amount of Debt	4,546,879		600,339	(113,809)	5,033,409	100.15%	4.56%
Net Premiums (Discounts)	(7,416)		—	(243)	(7,659)	(0.15)%	—%
Total	$4,539,463		$600,339	$(114,052)	$5,025,750	100.00%	4.56%

(1)	Represents a non-recourse loan that is in default and receivership.

(2)	Includes a non-recourse loan with a principal balance of $17,689 that is in default and receivership.

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	< 60%	49%
Unencumbered asset value to unsecured indebtedness	> 1.6x	2.3x
Unencumbered NOI to unsecured interest expense	> 1.75x	3.7x
EBITDA to fixed charges (debt service)	> 1.5x	2.5x

Senior Unsecured Notes Compliance Ratios	Required		Actual
Total debt to total assets	< 60%		53%
Secured debt to total assets	< 45%	(1)	27%
Total unencumbered assets to unsecured debt	> 150%		211%
Consolidated income available for debt service to annual debt service charge	> 1.5x		3.1x

(1)	The required ratio of secured debt to total assets for the 2026 Notes is 40% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2017

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/17 (2)
			3/31/17	3/31/16	3/31/17	3/31/16
Coastal Grand	Myrtle Beach, SC	1,039,740
CoolSprings Galleria	Nashville, TN	1,142,750
Cross Creek Mall	Fayetteville, NC	1,045,311
Fayette Mall	Lexington, KY	1,201,868
Friendly Center and The Shops at Friendly	Greensboro, NC	1,132,352
Governor's Square	Clarksville, TN	719,562
Hamilton Place	Chattanooga, TN	1,150,185
Hanes Mall	Winston-Salem, NC	1,476,849
Jefferson Mall	Louisville, KY	900,417
Mall del Norte	Laredo, TX	1,178,220
Mayfaire Town Center	Wilmington, NC	616,389
Northwoods Mall	North Charleston, SC	771,526
Oak Park Mall	Overland Park, KS	1,609,095
Old Hickory Mall	Jackson, TN	538,991
The Outlet Shoppes at Atlanta	Woodstock, GA	414,506
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass (3)	Simpsonville, KY	428,073
Post Oak Mall	College Station, TX	759,632
Richland Mall	Waco, TX	686,628
Sunrise Mall	Brownsville, TX	801,392
Volusia Mall	Daytona Beach, FL	1,067,694
West County Center	Des Peres, MO	1,197,210
West Towne Mall	Madison, WI	823,505
Total Tier 1 Malls		21,134,941	$435	$443	92.8%	92.9%	41.4%

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/17 (2)
			3/31/17	3/31/16	3/31/17	3/31/16
Acadiana Mall	Lafayette, LA	991,564
Arbor Place	Atlanta (Douglasville), GA	1,163,432
Asheville Mall	Asheville, NC	974,223
Brookfield Square	Brookfield, WI	1,032,242
Burnsville Center	Burnsville, MN	1,046,359
CherryVale Mall	Rockford, IL	849,253
Dakota Square Mall	Minot, ND	812,372
East Towne Mall	Madison, WI	787,389
EastGate Mall	Cincinnati, OH	860,830
Eastland Mall	Bloomington, IL	760,842
Frontier Mall	Cheyenne, WY	524,075
Greenbrier Mall	Chesapeake, VA	890,852
Harford Mall	Bel Air, MD	505,483
Honey Creek Mall	Terre Haute, IN	677,322
Imperial Valley Mall	El Centro, CA	827,648

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/17 (2)
			3/31/17	3/31/16	3/31/17	3/31/16
Kirkwood Mall	Bismarck, ND	842,426
Laurel Park Place	Livonia, MI	494,886
Layton Hills Mall	Layton, UT	557,333
Meridian Mall	Lansing, MI	972,186
Mid Rivers Mall	St. Peters, MO	1,076,184
Northgate Mall	Chattanooga, TN	762,381
Northpark Mall	Joplin, MO	934,548
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	394,240
Park Plaza	Little Rock, AR	540,167
Parkdale Mall	Beaumont, TX	1,248,667
Parkway Place	Huntsville, AL	648,271
Pearland Town Center	Pearland, TX	646,995
South County Center	St. Louis, MO	1,044,109
Southaven Towne Center	Southaven, MS	567,640
Southpark Mall	Colonial Heights, VA	672,975
St. Clair Square	Fairview Heights, IL	1,084,872
Turtle Creek Mall	Hattiesburg, MS	846,121
Valley View Mall	Roanoke, VA	837,428
WestGate Mall	Spartanburg, SC	955,682
Westmoreland Mall	Greensburg, PA	979,631
York Galleria	York, PA	751,892
Total Tier 2 Malls		29,562,520	$336	$351	89.6%	91.2%	49.2%

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/17 (2)
			3/31/17	3/31/16	3/31/17	3/31/16
Alamance Crossing	Burlington, NC	886,709
College Square	Morristown, TN	450,398
Foothills Mall	Maryville, TN	463,751
Janesville Mall	Janesville, WI	600,710
Kentucky Oaks Mall	Paducah, KY	1,064,750
Monroeville Mall	Pittsburgh, PA	1,077,520
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Stroud Mall	Stroudsburg, PA	403,258
Total Tier 3 Malls		5,197,033	$265	$266	85.3%	86.6%	6.1%

Total Mall Portfolio		55,894,494	$372	$382	90.5%	90.9%	96.7%

Mall Portfolio Statistics (continued)

Excluded Malls (4)
Property	Category	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Three Months Ended 3/31/17 (2)
				3/31/17	3/31/16	3/31/17	3/31/16
Lender Malls:
Chesterfield Mall	Lender	Chesterfield, MO	1,264,857
Wausau Center	Lender	Wausau, WI	423,774
			1,688,631
Other Excluded Malls:
Cary Towne Center	Repositioning	Cary, NC	927,914
Hickory Point Mall	Repositioning	Forsyth, IL	815,323
River Ridge Mall	Minority Interest	Lynchburg, VA	768,303
Triangle Town Center	Minority Interest	Raleigh, NC	1,255,413
			3,766,953

Total Excluded Malls			5,455,584	N/A	N/A	N/A	N/A	3.3%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Based on total mall NOI of $162,783,080 for the malls listed in the table above for the three months ended March 31, 2017.

(3)	The Outlet Shoppes of the Bluegrass is a non-stabilized mall and is excluded from Sales Per Square Foot.

(4)	Excluded Malls represent malls that fall in the following categories, for which operational metrics are excluded:

•	Lender Malls - Malls for which we are working or intend to work with the lender on the terms of the loan secured by the related property.

•
Repositioning Malls - Malls where we have determined that the current format of the property no longer represents the best use of the property and we are in the process of evaluating alternative strategies for the property, which may include major redevelopment or an alternative retail or non-retail format, or after evaluating alternative strategies for the property, we have determined that the property no longer meets our criteria for long-term investment.

•	Minority Interest Malls - Malls in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2017

Unencumbered Portfolio Statistics

	Sales Per Square Foot for the Twelve Months Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Three Months Ended 03/31/17 (3)
	03/31/17	03/31/16	03/31/17	03/31/16
Unencumbered consolidated properties:
Tier 1 Malls	$424	$439	91.1%	88.8%	28.5%
Tier 2 Malls	327	343	88.9%	91.6%	52.9%
Tier 3 Malls	264	266	87.4%	87.1%	7.9%
Total Malls	$343	$357	89.3%	90.4%	89.3%

Total Associated Centers	N/A	N/A	97.6%	92.7%	6.0%

Total Community Centers	N/A	N/A	99.0%	99.0%	3.5%

Total Office Buildings and Other	N/A	N/A	90.3%	94.1%	1.2%

Total Unencumbered Consolidated Portfolio	$343	$357	91.4%	91.4%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Operating metrics are included for unencumbered operating properties and do not include sales or occupancy of unencumbered parcels.

(3)	Our consolidated unencumbered properties generated approximately 51.6% of total consolidated NOI of $164,689 (which excludes NOI related to dispositions) for the three months ended March 31, 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2017

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
All Property Types (1)	575,849	$41.52	$41.12	(1.0)%	$42.33	2.0%
Stabilized malls	527,407	42.76	42.28	(1.1)%	43.55	1.8%
New leases	131,342	42.27	47.65	12.7%	49.84	17.9%
Renewal leases	396,065	42.92	40.50	(5.6)%	41.46	(3.4)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

Operating Portfolio:			As of March 31,
New leases	288,972		2017	2016
Renewal leases	549,569	Same-center stabilized malls	$32.61	$32.02
Development Portfolio:		Stabilized malls	32.76	31.76
New leases	101,088	Non-stabilized malls (4)	25.65	26.09
Total leased	939,629	Associated centers	13.74	13.93
		Community centers	15.98	15.87
		Office buildings	19.03	19.69

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)
Average annual base rents per square foot are based on contractual rents in effect as of March 31, 2017, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes of the Bluegrass as of March 31, 2017 and The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Atlanta as of March 31, 2016.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2017

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Three Months Ended March 31, 2017 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2017:
New	95	261,997	8.35	$49.90	$52.61	$41.87	$8.03	19.2%	$10.74	25.7%
Renewal	261	739,011	3.68	37.94	38.70	39.27	(1.33)	(3.4)%	(0.57)	(1.5)%
Commencement 2017 Total	356	1,001,008	4.92	$41.07	$42.34	$39.95	$1.12	2.8%	$2.39	6.0%

Commencement 2018:
New	3	14,598	7.86	$48.39	$49.23	$39.20	$9.19	23.4%	$10.03	25.6%
Renewal	38	114,389	4.95	48.32	49.82	46.09	2.23	4.8%	3.73	8.1%
Commencement 2018 Total	41	128,987	5.16	$48.33	$49.75	$45.31	$3.02	6.7%	$4.44	9.8%

Total 2017/2018	397	1,129,995	4.95	$41.90	$43.19	$40.56	$1.34	3.3%	$2.63	6.5%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2017

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues (1)
1	L Brands, Inc. (2)	146	842,116	3.66%
2	Signet Jewelers Limited (3)	196	285,419	2.93%
3	Foot Locker, Inc.	120	544,060	2.46%
4	Ascena Retail Group, Inc. (4)	185	942,693	2.40%
5	AE Outfitters Retail Company	71	441,332	1.97%
6	Genesco Inc. (5)	176	285,066	1.71%
7	Dick's Sporting Goods, Inc. (6)	27	1,534,783	1.65%
8	The Gap, Inc.	59	671,222	1.55%
9	Luxottica Group, S.P.A. (7)	107	240,372	1.24%
10	Express Fashions	40	332,070	1.21%
11	Forever 21 Retail, Inc.	22	436,011	1.17%
12	Finish Line, Inc.	51	269,844	1.17%
13	The Buckle, Inc.	47	244,767	1.05%
14	Charlotte Russe Holding, Inc.	49	311,906	1.02%
15	Abercrombie & Fitch, Co.	44	292,229	1.02%
16	JC Penney Company, Inc. (8)	53	6,244,617	0.99%
17	H&M	34	701,888	0.93%
18	Shoe Show, Inc.	44	562,702	0.84%
19	Barnes & Noble Inc.	19	579,660	0.76%
20	Claire's Stores, Inc.	95	120,010	0.76%
21	Cinemark	9	496,713	0.76%
22	Best Buy Co., Inc. (9)	47	455,343	0.75%
23	The Children's Place Retail Stores, Inc.	54	235,673	0.74%
24	Aeropostale, Inc.	44	175,168	0.70%
25	Hot Topic, Inc.	84	185,016	0.68%
		1,823	17,430,680	34.12%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Victoria's Secret, PINK, White Barn Candle and Bath & Body Works.
(3)
Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.

(4)	Ascena Retail Group, Inc. operates Justice, Dressbarn, Maurices, Lane Bryant, Catherines, Ann Taylor, LOFT, and Lou & Grey.
(5)	Genesco Inc. operates Journey's, Underground by Journeys, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse stores.
(6)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream stores.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(8)	JC Penney Co., Inc. owns 30 of these stores.
(9)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months Ended March 31, 2017

Capital Expenditures
(In thousands)

	Three Months Ended March 31,
	2017	2016
Tenant allowances (1)	$9,516	$11,645

Renovations (2)	502	3,114

Deferred maintenance: (3)
Parking lot and parking lot lighting	1,825	720
Roof repairs and replacements	614	669
Other capital expenditures	5,215	4,125
Total deferred maintenance expenditures	7,654	5,514

Total capital expenditures	$17,672	$20,273

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2017	2016
Quarter ended:
March 31,	$315	$658
June 30,		426
September 30,		421
December 31,		594
	$315	$2,099

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of March 31, 2017

Properties Opened During the Three Months Ended March 31, 2017
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Mall Expansion:
Mayfaire Town Center - Phase I	Wilmington, NC	100%	67,766	$19,073	$9,627	Feb-17	8.4%

Mall Redevelopment:
College Square - Partial Belk Redevelopment (Planet Fitness)	Morristown, TN	100%	20,000	1,549	1,444	Mar-17	9.9%

Total Properties Opened			87,766	$20,622	$11,071

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
Properties Under Development at March 31, 2017
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Outlet Center:
The Outlet Shoppes at Laredo	Laredo, TX	65%	357,756	$69,936	$62,619	April-17	9.6%

Mall Expansions:
Kirkwood Mall - Lucky 13 (Lucky's Pub)	Bismarck, ND	100%	6,500	3,200	710	Fall-17	7.6%
Parkdale Mall - Restaurant Addition	Beaumont, TX	100%	4,700	1,277	5	Winter-17	10.7%
			11,200	4,477	715
Mall Redevelopments:
Dakota Square Mall - Partial Miracle Mart Redevelopment (T.J. Maxx)	Minot, ND	100%	20,755	1,929	1,571	Summer-17	12.3%
Hickory Point Mall - T.J. Maxx/Shops	Forsyth, IL	100%	50,030	4,070	448	Fall-17	8.9%
Pearland Town Center - Sports Authority Redevelopment (Dick's Sporting Goods)	Pearland, TX	100%	48,582	7,069	4,344	April-17	12.2%
South County Center - DXL	St. Louis, MO	100%	6,817	1,358	789	Summer-17	19.7%
Stroud Mall - Beauty Academy	Stroudsburg, PA	100%	10,494	2,167	1,682	May-17	6.6%
Turtle Creek Mall - ULTA	Hattiesburg, MS	100%	20,782	3,050	1,488	Spring-17	6.7%
York Galleria - Partial JCP Redevelopment (H&M/Shops)	York, PA	100%	42,672	5,582	4,226	Spring-17	7.8%
York Galleria - Partial JCP Redevelopment (Gold's Gym/Shops)	York, PA	100%	40,832	6,476	3,008	Spring-17	11.5%
			240,964	31,701	17,556

Associated Center Redevelopment:
The Landing at Arbor Place - Ollie's	Atlanta (Douglasville), GA	100%	28,446	1,946	1,273	Fall-17	8.0%

Total Properties Under Development			638,366	$108,060	$82,163

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.